SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2026

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market
Series A Cumulative Redeemable Preferred Stock, $.001 Par Value	CHTRP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Effective August 19, 2026 (the “Closing Date”), Charter Communications, Inc., a Delaware corporation (“Charter”), completed (i) its previously announced transaction with Liberty Broadband Corporation, a Delaware corporation (“Liberty”), pursuant to the Agreement and Plan of Merger (the “Liberty Merger Agreement”), by and among Charter, Liberty, Fusion Merger Sub 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of Charter (“Merger LLC”), and Fusion Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Merger LLC (“Merger Sub”), and (ii) its previously announced transaction with Cox Enterprises, Inc., a Delaware corporation (“Cox Parent”), pursuant to the Transaction Agreement (the “Cox Transaction Agreement”), by and among Charter, Charter Communications Holdings, LLC, a Delaware limited liability company (“Charter Holdings”), and Cox Parent.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ancillary Agreements

The information provided in Item 2.01 of this Current Report on Form 8-K under the heading “Ancillary Agreements” is incorporated by reference herein.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in the Introductory Note section of this Current Report on Form 8-K is incorporated by reference herein.

Liberty Merger Agreement

Pursuant to the Liberty Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Liberty (the “Merger”), with Liberty surviving the Merger as a wholly owned subsidiary of Merger LLC, and (ii) immediately following the Merger, Liberty (as the surviving corporation in the Merger) merged with and into Merger LLC (the “Upstream Merger,” and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger as a wholly owned subsidiary of Charter.

Effective as of the effective time of the Merger (the “Liberty Effective Time”), each share of (i) Series A common stock, par value $0.01 per share, (ii) Series B common stock, par value $0.01 per share, and (iii) Series C common stock, par value $0.01 per share, of Liberty (clauses (i)-(iii), collectively, the “Liberty Common Stock”) issued and outstanding immediately prior to the Liberty Effective Time (except for certain shares held by Liberty or Charter or their respective wholly owned subsidiaries) was converted into the right to receive 0.236 of a share (the “Exchange Ratio”) of Class A common stock, par value $0.001 per share, of Charter (the “Charter Class A Common Stock”). Each holder of shares of the Liberty Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Charter Class A Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Liberty Merger Agreement (such cash and shares of Charter Class A Common Stock, the “Common Consideration”).

Effective as of the Liberty Effective Time, each share of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Liberty (the “Liberty Preferred Stock”) issued and outstanding immediately prior to the Liberty Effective Time (except for shares held by Liberty, Charter or their respective wholly owned subsidiaries) was converted into the right to receive one share of Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Charter Preferred Stock”), of Charter (the “Preferred Consideration” and together with the Common Consideration, the “Merger Consideration”).

Effective as of the Liberty Effective Time, each stock option with respect to shares of the Liberty Common Stock (the “Liberty Stock Options”) issued and outstanding immediately prior to the Liberty Effective Time was converted into the right to receive a number of shares of Charter Class A Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the product of (x) the excess, if any, of (A) the Exchange Ratio times the volume-weighted average price of the Charter Class A Common Stock for the five consecutive trading days ending two trading days prior to the Closing Date as reported by Bloomberg, L.P. (the “Closing Price” and the product in this clause (A), the “Merger Consideration Value”) over (B) the per share exercise price of such stock option multiplied by (y) the number of shares of the Liberty Common Stock subject to such stock option immediately prior to the Liberty Effective Time, divided by (ii) the Closing Price, less applicable tax withholdings.  Because all Liberty Stock Options had an exercise price greater than the Merger Consideration Value, all Liberty Stock Options were canceled for no consideration.

Effective as of August 10, 2026, each restricted stock unit award with respect to shares of the Liberty Common Stock outstanding as of such time, accelerated and fully vested (with applicable performance goals in respect of performance periods that were incomplete at such time, if any, deemed satisfied at 100% of target) and all shares of the Liberty Common Stock subject to such award, less applicable tax withholdings, that were outstanding as of the Liberty Effective Time were treated as outstanding shares of the Liberty Common Stock in the Merger and entitled to the Common Consideration.

At the Liberty Effective Time, as a result of the transaction, Charter (i) retired approximately 38.6 million shares of Charter Class A Common Stock previously owned by Liberty and issued approximately 33.9 million shares of Charter Class A Common Stock to holders of Liberty Common Stock, resulting in a net decrease of approximately 4.7 million shares of Charter Class A Common Stock outstanding, and (ii) issued approximately 7.2 million shares of Charter Preferred Stock to holders of Liberty Preferred Stock.

Cox Transaction Agreement

Pursuant to the Cox Transaction Agreement, on the Closing Date, immediately following the Liberty Effective Time (the “Cox Effective Time”), (i) Cox Communications Equity Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of Cox Parent (“Cox NewCo”), sold and transferred to a subsidiary of Charter 100% of the equity interests of certain subsidiaries of Cox Communications, LLC (f/k/a Cox Communications, Inc.) (“Cox”) that conduct Cox’s commercial fiber and managed IT and cloud services businesses (the “Equity Sale”), (ii) Cox NewCo contributed the equity interests of Cox (after its conversion into a limited liability company pursuant to a pre-closing restructuring) and certain other assets (other than certain excluded assets) primarily related to Cox’s residential cable business to Charter Holdings (the “Contribution”) and (iii) Cox NewCo contributed $1.00 to Charter (the transactions described in clauses (i)-(iii), the “Cox Transactions,” and the Cox Transactions together with the Combination, the “Transactions”).  Additionally, approximately $12 billion of Cox debt and finance leases will remain outstanding at subsidiaries of Charter as a result of the transaction.

At the Cox Effective Time, in consideration of the Equity Sale, Charter paid $3.5 billion in cash to Cox NewCo. In consideration of the Contribution, Charter Holdings (x) paid to Cox NewCo $724 million in cash and (y) issued to Cox NewCo 60.0 million convertible preferred units of Charter Holdings with an aggregate liquidation preference of $6.0 billion and 6.875% coupon (the “Charter Holdings Convertible Preferred Units”), and approximately 33.6 million common units of Charter Holdings (the “Charter Holdings Common Units”) priced at $353.64 (the “Reference Price”) per share. The Charter Holdings Convertible Preferred Units are convertible into Charter Holdings Common Units, with an initial conversion price of $477.41, a 35% premium to the Reference Price, subject to certain adjustments. The Charter Holdings Common Units are exchangeable by the holder, in certain circumstances, for cash or, at the election of Charter, Charter Class A Common Stock on a one-for-one basis, subject to certain adjustments. In consideration of the $1.00 contribution from Cox NewCo to Charter, Charter issued to Cox NewCo one share of a new class of common stock of Charter (the “Charter Class C Common Stock”). The Charter Class C Common Stock is economically equivalent to the Charter Class A Common Stock and the Class B common stock of Charter but has a number of votes per share that reflect the voting power of the Charter Holdings Common Units and the Charter Holdings Convertible Preferred Units held by Cox NewCo on an as-converted, as-exchanged basis.

Ancillary Agreements

At the Cox Effective Time, Charter and the other parties thereto, as applicable, also entered into various ancillary agreements, including, among others:

•
the Third Amended and Restated Stockholders Agreement (the “Amended Stockholders Agreement”), by and among Charter, Cox Parent, Cox NewCo, and Advance/Newhouse Partnership, a New York partnership (“A/N”), which amends and restates the Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, by and among Charter, A/N and Liberty;

•	a letter agreement (the “Cox Letter Agreement”), by and among Charter, Charter Holdings and Cox Parent, regarding Cox Parent’s participation in share repurchases by Charter;

•	a letter agreement (the “A/N Letter Agreement”), by and among Charter, Charter Holdings and A/N, regarding A/N’s participation in share repurchases by Charter;

•
the Second Amended and Restated Limited Liability Company Agreement of Charter Holdings (the “Amended LLC Agreement”), by and among Charter, Cox NewCo, A/N and the other parties thereto, which amends and restates the Amended and Restated Limited Liability Company Agreement of Charter Holdings, dated as of May 18, 2016, by and among Charter, Charter Holdings, A/N and the other parties thereto;

•
the Amended and Restated Tax Receivables Agreement (the “Amended TRA”), by and among Charter, A/N, Cox NewCo and the other parties thereto, which amends and restates the Tax Receivables Agreement, dated as of May 18, 2016, by and among Charter, A/N and the other parties thereto;

•
the Amended and Restated Exchange Agreement (the “Amended Exchange Agreement”), by and among Charter, Cox Parent, Cox NewCo, A/N and the other parties thereto, which amends and restates the Exchange Agreement, dated as of May 18, 2016, by and among Charter, A/N and the other parties thereto; and

•
the Amended and Restated Registration Rights Agreement, by and among Charter, Cox Parent, Cox NewCo and A/N (the “Amended RRA”), which amends and restates the Registration Rights Agreement, dated as of May 18, 2016, by and among Charter, A/N, Liberty and the other parties thereto.

The Amended Stockholders Agreement provides, among other things, that on the Closing Date, the size of the board of directors of Charter (the “Board”) will be thirteen directors, the Liberty director designees will resign from the Board, A/N’s director designees will continue to serve on the Board and Cox Parent’s three designees will be appointed to the Board.  From and after the Cox Effective Time, each of Cox Parent and A/N are entitled to designate up to three nominees to be elected to the Board, provided that each maintains certain specified voting or equity ownership thresholds. Cox Parent and A/N also have certain committee designation rights, subject to applicable stock exchange rules and certain specified voting or equity ownership thresholds, and other governance rights. Additionally, the Amended Stockholders Agreement provides that each of Cox Parent and A/N are subject to certain limits on acquisitions of equity securities of Charter (30% in the case of Cox Parent; 19% in the case of A/N). In addition, any shares owned by Cox Parent or A/N in excess of its applicable voting cap (30% in the case of Cox Parent; 15% in the case of A/N) must be voted in proportion to the public stockholders of Charter, other than with respect to certain specified matters.  Pursuant to the Amended Stockholders Agreement, each of Cox Parent and A/N are subject to certain standstill provisions and are not permitted to form a group, within the meaning of Regulation 13D, with each other or otherwise have arrangements or understandings concerning Charter except as otherwise permitted by the Amended Stockholders Agreement.  Pursuant to the Amended Stockholders Agreement, each of Cox Parent and A/N are entitled to preemptive rights to maintain their respective percentage equity ownership of Charter in certain specified circumstances and to the extent that each maintains certain specified thresholds of equity ownership in Charter.  Each of Cox Parent and A/N are subject to certain restrictions on their ability to sell, transfer or dispose of their Charter securities.  The rights of each of Cox Parent and A/N under the Amended Stockholders Agreement will generally terminate as such party falls below certain equity ownership thresholds, subject to certain grace periods during which such party can return its ownership or voting interest to the applicable threshold.

The Amended Stockholders Agreement also provides that, on the Closing Date, (i) Alexander C. Taylor, Chairman and Chief Executive Officer of Cox Parent, will serve as the Chairman of the Board for an initial three-year term (unless Mr. Taylor ceases to serve as a member of the Board prior thereto) and (ii) the lead independent director of the Board will be Eric L. Zinterhofer.  Following Mr. Taylor’s term as Chairman, the Board will return to its normal annual process.  Additionally, following Mr. Taylor’s term as Chairman, Christopher L. Winfrey, the Chief Executive Officer of Charter, will serve as Chairman of the Board; provided that if Mr. Winfrey is no longer a member of the Board or is unwilling to serve as Chairman, then Mr. Zinterhofer instead will serve as Chairman (subject to his continued membership on the Board and willingness to serve).

The terms of the Amended Stockholders Agreement, the Cox Letter Agreement, the Amended LLC Agreement, the Amended TRA, the Amended Exchange Agreement and the Amended RRA have been previously described under the caption “Other Agreements Related to the Transactions” in Charter’s definitive proxy statement filed on July 2, 2025 (the “Cox Transaction Proxy Statement”), which descriptions are incorporated herein by reference.

The foregoing descriptions of the Transactions, the Liberty Merger Agreement, the Cox Transaction Agreement, the Amended Stockholders Agreement, the Cox Letter Agreement, the A/N Letter Agreement, the Amended LLC Agreement, the Amended TRA, the Amended Exchange Agreement and the Amended RRA do not purport to be complete and are qualified in their entirety by reference to the full text of the Liberty Merger Agreement, the Cox Transaction Agreement, the Amended Stockholders Agreement, the Cox Letter Agreement, the A/N Letter Agreement, the Amended LLC Agreement, the Amended TRA, the Amended Exchange Agreement and the Amended RRA, which are filed as Exhibits 2.1, 2.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in the Introductory Note section and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Effective as of the Cox Effective Time, pursuant to the Cox Transaction Agreement, Charter issued to Cox NewCo one share of Charter Class C Common Stock. The issuance of one share of Charter Class C Common Stock to Cox NewCo pursuant to the Cox Transaction Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information provided in the Introductory Note section and Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 14, 2026, John D. Markley, Jr., a director of Charter, informed the Board of his intention to retire from the Board, effective as of the completion of the Transactions.  Mr. Markley’s resignation as a director is not the result of any dispute or disagreement with Charter on any matter relating to the operations, policies or practices of Charter.

In connection with the completion of the Transactions, effective as of the Liberty Effective Time, Martin E. Patterson and J. David Wargo, two of the directors of Charter designated by Liberty, ceased to be directors of Charter and members of any and all committees of the Board.  These actions were not a result of any disputes or disagreements with Charter or any matter relating to Charter’s operations, policies or practices.  Balan Nair, the remaining director of Charter designated by Liberty, will remain on the Board as an independent director to fill the vacancy created by Mr. Markley’s resignation.

Also in connection with the completion of the Transactions, effective as of the Cox Effective Time, Cox Parent has designated and Charter has appointed Alexander C. Taylor, Dallas Clement and Mark Greatrex to the Board.  The Board has determined that each of Messrs. Taylor, Clement and Greatrex qualifies as “independent” in accordance with the published listing requirements of Nasdaq.

Also effective as of the Cox Effective Time, Mr. Taylor was appointed Chairman of the Board, and Eric L. Zinterhofer, the previous Non-Executive Chairman of the Board, became the lead independent director of the Board.  Mr. Taylor has been appointed to the Compensation and Benefits Committee of the Board, Mr. Clement has been appointed to the Finance Committee of the Board and Mr. Greatrex has been appointed to the Nominating and Corporate Governance Committee of the Board.

Each of Messrs. Taylor, Clement and Greatrex will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing on the Closing Date, each of Messrs. Taylor, Clement and Greatrex will receive a restricted stock grant in lieu of the annual cash retainer of $120,000 pursuant to an election to receive stock in lieu of cash compensation made by Messrs. Taylor, Clement and Greatrex, respectively.  Each such grant of restricted stock, made on the Closing Date, was prorated to $82,849 for their respective first years of service.  In addition, on the Closing Date, each of Messrs. Clement and Greatrex received a grant of restricted stock with a value of $155,342, which was calculated by prorating the amount of the annual restricted stock grant made to each of Charter’s non-employee directors, and Mr. Taylor received a grant of restricted stock with a value of $258,904, which was calculated by prorating the amount of the annual restricted stock grant made to the Non-Executive Chairman of the Board.  The restricted stock awards will vest on the date of Charter’s 2027 annual meeting of stockholders, subject to, respectively, Messrs. Taylor’s, Clement’s and Greatrex’s continued service on the Board through that date.

Effective as of the Closing Date, each of Messrs. Taylor, Clement and Greatrex has entered into an indemnification agreement with Charter consistent with the form of indemnification agreement entered into between Charter and its existing non-employee directors.  There are no arrangements or understandings between Messrs. Taylor, Clement or Greatrex, on the one hand, and any other persons, on the other hand, pursuant to which Messrs. Taylor, Clement and Greatrex, respectively, was appointed to the Board.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the completion of the Transactions, effective August 19, 2026, each of the certificate of incorporation and the bylaws of Charter was amended and restated in its entirety.  The amended and restated certificate of incorporation of Charter and the amended and restated bylaws of Charter have been previously described under the captions “Other Agreements Related to the Transactions” and “Description of Charter Capital Stock” in the Cox Transaction Proxy Statement, which descriptions are incorporated herein by reference.

Also in connection with the completion of the Transactions, on August 19, 2026, Charter filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the powers, preferences, privileges and rights of the Charter Preferred Stock. At the Liberty Effective Time, each share of Liberty Preferred Stock issued and outstanding immediately prior to the Liberty Effective Time was converted into the right to receive one share of the Charter Preferred Stock.  The Charter Preferred Stock has been previously described under the caption “Description of Charter Rollover Preferred Stock” in Charter’s Registration Statement on Form S-4 (File No. 333-283779), filed on December 13, 2024, as amended on January 10, 2025 and January 17, 2025 and declared effective on January 22, 2025, including Charter’s definitive joint proxy statement/prospectus forming a part thereof and filed pursuant to Rule 424(b)(3) under the Securities Act on January 22, 2025, and in the Cox Transaction Proxy Statement, which descriptions are incorporated herein by reference.

The foregoing descriptions of the amended and restated certificate of incorporation of Charter, the amended and restated bylaws of Charter and the terms of the Charter Preferred Stock are qualified in their entirety by reference to the full text of the amended and restated certificate of incorporation of Charter, the amended and restated bylaws of Charter and the Certificate of Designations, which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On August 20, 2026, Charter issued a press release announcing the completion of the Transactions, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Charter, CCO Holdings, LLC or CCO Holdings Capital Corp. under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statement of Businesses or Funds Acquired

The financial statements that are required to be filed pursuant to this item were previously filed by Charter as Exhibit 99.2 to Charter’s Current Report on Form 8-K filed on July 23, 2026 and as Exhibit 99.1 to Charter’s Current Report on Form 8-K filed on August 3, 2026.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item was previously filed by Charter as Exhibit 99.2 to Charter’s Current Report on Form 8-K filed on August 3, 2026.

(d) Exhibits

Exhibit	Description

2.1†
Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter Communications, Inc., Liberty Broadband Corporation, Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc. (incorporated by reference to Exhibit 2.1 to Charter Communications, Inc.’s Current Report on Form 8-K filed on November 13, 2024).

2.2†
Transaction Agreement, dated as of May 16, 2025, by and among Charter Communications, Inc., Charter Communications Holdings, LLC and Cox Enterprises, Inc. (incorporated by reference to Exhibit 2.1 to Charter Communications, Inc.’s Current Report on Form 8-K filed on May 19, 2025).

3.1	Second Amended and Restated Certificate of Incorporation of Charter Communications, Inc., dated as of August 19, 2026.
3.2	Second Amended and Restated Bylaws of Charter Communications, Inc., dated as of August 19, 2026.
3.3	Certificate of Designations of Series A Cumulative Redeemable Preferred Stock of Charter Communications, Inc., dated as of August 19, 2026.
10.1
Third Amended and Restated Stockholders Agreement, dated as of August 19, 2026, by and among Charter Communications, Inc., Cox Enterprises, Inc., Cox Communications Equity Holdings, Inc. and Advance/Newhouse Partnership.

10.2	Letter Agreement, dated as of August 19, 2026, by and among Charter Communications, Inc., Charter Communications Holdings, LLC and Cox Enterprises, Inc.
10.3	Letter Agreement, dated as of August 19, 2026, by and among Charter Communications, Inc., Charter Communications Holdings, LLC and Advance/Newhouse Partnership.
10.4†
Second Amended and Restated Limited Liability Company Agreement of Charter Communications Holdings, LLC, dated as of August 19, 2026, by and among Charter Communications, Inc., Cox Communications Equity Holdings, Inc., Advance/Newhouse Partnership and the other parties thereto.

10.5
Amended and Restated Tax Receivables Agreement, dated as of August 19, 2026, by and among Charter Communications, Inc., Cox Communications Equity Holdings, Inc., Advance/Newhouse Partnership and the other parties thereto.

10.6
Amended and Restated Exchange Agreement, dated as of August 19, 2026, by and among Charter Communications, Inc., Cox Enterprises, Inc., Cox Communications Equity Holdings, Inc., Advance/Newhouse Partnership and the other parties thereto.

10.7†
Amended and Restated Registration Rights Agreement, dated as of August 19, 2026, by and among Charter Communications, Inc., Cox Enterprises, Inc., Cox Communications Equity Holdings, Inc. and Advance/Newhouse Partnership.

99.1	Press Release, dated August 20, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Charter hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, Charter’s plans, strategies and prospects, both business and financial.  Although Charter believes that its plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, Charter cannot assure you that it will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) Charter’s ability to successfully integrate the Cox business; (ii) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the Cox business and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (iii) the impact of the transaction on Charter’s stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (iv) the reduction in Charter’s current stockholders’ percentage ownership and voting interest as a result of the Transactions; (v) the increase in Charter’s indebtedness as a result of the Transactions, which will increase interest expenses and may decrease Charter’s operating flexibility; (vi) other risks related to the Transactions and actions related thereto; and (vii) the factors described under “Risk Factors” from time to time in Charter’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “future,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.  Important factors that could cause actual results to differ materially from the forward-looking statements Charter makes in this communication are set forth in Charter’s annual report on Form 10-K, and in other reports or documents that Charter files from time to time with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: August 20, 2026		Chief Financial Officer

CCO HOLDINGS, LLC
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: August 20, 2026		Chief Financial Officer

CCO HOLDINGS CAPITAL CORP.
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: August 20, 2026		Chief Financial Officer